Form 10-K, Exhibit 13
period 1994-12-31
MEDITRUST
filed 1995-03-16
CIK 774350

                                   EXHIBIT 13

                            SHAREHOLDER INFORMATION

Available Information

     The Meditrust Annual Report on Form 10-K, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge by writing to Nancy J. Cox-Castaldi, Investor Relations, Meditrust, 197 First Avenue, Needham Heights, Massachusetts 02194-9127 (617) 433-6000.

Stock Transfer Agent and Registrar

Fleet Bank
111 Westminster Street
Providence, Rhode Island  02903

Auditors

Coopers & Lybrand L.L.P.
One Post Office Square
Boston, MA  02109

Counsel

Nutter, McClennen & Fish
One International Place
Boston, MA  02110

Stock Data

The Company's Shares are traded on the New York Stock Exchange under the symbol MT. The following table sets forth for the periods shown the high and low sales prices for the Shares (as reported on the New York Stock Exchange Composite
Tape) and dividends per Share:


                                     1994
- -------------------------------------------------------------------------
      Quarter        High                Low         Dividends Per Share
      -------        ----                ---         -------------------
First                $35.25             $31.38             $.6475
Second               $35.88             $32.13              .6525
Third                $34.25             $30.63              .6575
Fourth               $32.63             $28.75              .6625
                                                            -----
                                                          $2.62



                                     1993
- -------------------------------------------------------------------------
       Quarter       High                Low         Dividends Per Share
       -------       ----                ---         -------------------
First                $34.00             $29.13             $.6275
Second               $33.75             $30.25              .6325
Third                $34.63             $31.88              .6375
Fourth               $34.25             $31.25              .6425
                                                            -----
                                                          $2.54


There were approximately 4,523 holders of record of the Company's Shares as of January 31, 1995. Included in the number of Shareholders of record are shares held in "nominee" or "street" name.